Exhibit 99.(d)(3)(a)

VIRTUS ASSET TRUST

AMENDMENT TO THE SUBADVISORY AGREEMENT

THIS AMENDMENT (the “Amendment”) to the Subadvisory Agreement dated June 21, 2017 (the “Subadvisory Agreement”), is made as of this 1st day of July, 2022 (the “Effective Date”) by and between Seix Investment Advisors LLC (to be known as Virtus Fixed Income Advisers, LLC), Virtus Fund Advisers, LLC (“VFA”) and Virtus Asset Trust (the “Trust”), a Delaware statutory trust registered as an investment company under the Investment Company Act of 1940, on behalf of Virtus Seix Core Bond Fund, Virtus Seix Corporate Bond Fund, Virtus Seix Floating Rate High Income Fund, Virtus Seix High Grade Municipal Bond Fund, Virtus Seix High Income Fund, Virtus Seix High Yield Fund, Virtus Seix Investment Grade Tax-Exempt Bond Fund, Virtus Seix Short-Term Bond Fund, Virtus Seix Short-Term Municipal Bond Fund, Virtus Seix Total Return Bond Fund, Virtus Seix U.S. Government Securities Ultra-Short Bond Fund, Virtus Seix U.S. Mortgage Fund, and Virtus Seix Ultra-Short Bond Fund (each a “Fund” and collectively, the “Funds”), each a series of the Trust.

WITNESSETH THAT:

WHEREAS, VFA, Seix and the Trust are parties to the Subadvisory Agreement;

WHEREAS, as of the Effective Date, Seix Investment Advisors LLC will change its name to Virtus Fixed Income Advisers, LLC; and

WHEREAS, each of VFA, Seix and the Trust desires to amend the Subadvisory Agreement to reflect such name change.

NOW, THEREFORE, the parties hereto, intending to be legally bound, and for the consideration set forth herein, the sufficiency of which is hereby acknowledged, agree as follows:

1. AMENDMENT OF THE SUBADVISORY AGREEMENT. The name of the subadviser in the Subadvisory Agreement is hereby changed from “Seix Investment Advisors LLC” to “Virtus Fixed Income Advisers, LLC.”

2. FULL FORCE AND EFFECT. Except to the extent amended hereby, the Subadvisory Agreement shall remain in full force and effect.

3. GOVERNING LAW. This Amendment shall be governed by and enforced in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, VFA, Seix and the Trust hereby execute this Amendment as of the day and year first above written.

[signature page follows]

SEIX INVESTMENT ADVISORS LLC (TO BE KNOWN AS VIRTUS FIXED INCOME ADVISERS, LLC)

By:	/s/ David G. Hanley

Name:	David G. Hanley

Title:	Senior Vice President and Treasurer

VIRTUS FUND ADVISERS, LLC

By:	/s/ Richard W. Smirl

Name:	Richard W. Smirl

Title:	Executive Vice President

Approved by:

VIRTUS ASSET TRUST

on behalf of its series, Virtus Seix Core Bond Fund, Virtus Seix Corporate Bond Fund, Virtus Seix Floating Rate High Income Fund, Virtus Seix High Grade Municipal Bond Fund, Virtus Seix High Income Fund, Virtus Seix High Yield Fund, Virtus Seix Investment Grade Tax-Exempt Bond Fund, Virtus Seix Short-Term Bond Fund, Virtus Seix Short-Term Municipal Bond Fund, Virtus Seix Total Return Bond Fund, Virtus Seix U.S. Government Securities Ultra-Short Bond Fund, Virtus Seix U.S. Mortgage Fund, and Virtus Seix Ultra-Short Bond Fund

By:	/s/ W. Patrick Bradley

Name:	W. Patrick Bradley

Title:	Executive Vice President, CFO & Treasurer